UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2019

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street

Suite 5200

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2019, the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”), elected William C. Boyer as its Senior Vice President and Chief Operating Officer.

Prior to being elected Senior Vice President and Chief Operating Officer of the General partner, Boyer served as Senior Vice President of Operations of the General Partner since 2017 and previously served as Vice President of Operations of the General Partner since 2015.

Before joining the General Partner, Mr. Boyer, age 63, served as General Manager of Oxy Midstream Operating Company (“Oxy”), a company specializing in midstream services of petroleum products, from 2014 to 2015. In his role at Oxy, Mr. Boyer oversaw the operations, safety, compliance and overall P&L for all of Occidental’s midstream businesses including Centurion Pipeline, its crude oil trucking, its NGL railcar terminal, and its propane and crude oil marine terminal businesses in Ingleside, Texas. Prior to joining Oxy, Mr. Boyer served as President of Centurion Pipeline from 2010 to 2014 where he led the operations, planning, risk management, safety and regulatory functions of the business. Concurrent with his role at Oxy, Mr. Boyer also served as President of Occidental Energy Transportation, a wholly-owned crude oil trucking subsidiary within Occidental Petroleum that gathered and transported crude oil in New Mexico and Texas. Prior to such roles, Mr. Boyer held various leadership positions at Occidental Petroleum Corporation over a span of 30 years, including Occidental of Elk Hills in California, Occidental Chemical Corporation in Houston, and Occidental Petroleum’s natural gas businesses at various locations.

Mr. Boyer received a B.S. in Chemical Engineering from the University of Oklahoma in 1977.

Under Mr. Boyer’s compensation arrangement, Mr. Boyer will receives an annualized base salary of $350,000 (b) and is eligible for a bonus at a target award level of 75% of base salary, subject to continued employment and less applicable withholdings.

In addition, Mr. Boyer previously had entered into a Severance Agreement dated November 14, 2016 (the “Severance Agreement”) with the General Partner. Upon his termination within 12 months following a Sale Event, termination without Cause or resignation by Mr. Boyer for Good Reason, Mr. Boyer will be entitled to a payment equal to his Base Salary through the date of termination, as well as the Bonus, the Severance Payment and reimbursement for the cost of COBRA coverage for 12 months (all of the capitalized terms in this sentence have the meanings given them in the Severance Agreement). The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Agreement, dated as of November 14, 2016, by and between Southcross Energy Partners GP, LLC and William C. Boyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: February 6, 2019	By:	/s/ Kelly Jameson
	Name:	Kelly J. Jameson
	Title:	Senior Vice President and General Counsel